                                   EXHIBIT 5.1

                           OPINION OF LATHAM & WATKINS

                          [LATHAM & WATKINS LETTERHEAD]

                               September 8, 2000

BARRA, Inc.
2100 Milvia Street
Berkeley, CA  94704-1113

                  Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the filing by BARRA, Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 1,292,650 shares of the Company's Common Stock, par value $.0001 per share (the "Shares"), pursuant to the 2000 Equity Participation Plan of BARRA, Inc. (the "Plan"). We acted as counsel to the Company in connection with the preparation of the Registration Statement.

         We are familiar with the proceedings taken and to be taken in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Latham & Watkins